Exhibit 4.5
CERTIFICATE OF TRUST
OF
FIRST NIAGARA FINANCING TRUST II
     THIS CERTIFICATE OF TRUST of First Niagara Financing Trust II (the “Trust”) is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) (the “Act”).
     1. Name. The name of the statutory trust formed by this Certificate of Trust is First Niagara Financing Trust II.
     2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is U.S. Bank Trust National Association, 300 Delaware Avenue, 9th Floor, Wilmington, DE 19801.
     3. Effective Date. This Certificate of Trust shall be effective upon filing.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

U.S. BANK TRUST NATIONAL ASSOCIATION, not individually but solely as Delaware trustee

By: Name:	/s/ Patrick J. Crowley Patrick J. Crowley
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, not individually but solely as property trustee

By: Name:	/s/ Patrick J. Crowley Patrick J. Crowley
Title:	Vice President

/s/ John Mineo

John Mineo, as Administrative Trustee

/s/ Ann Segarra

Ann Segarra, Administrative Trustee